Exhibit 5.1

October 27, 2026

Arrive AI Inc.

9100 Fall View Drive

Fishers, IN 46037

Re:	Arrive AI Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Arrive AI Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the proposed resale, from time to time, by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 1,665,382 shares of common stock of the Company, par value $0.0002 per share (the “Common Stock”), consisting of (i) 384,615 shares of Common Stock (the “Shares”) and (ii) up to 1,280,767 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a common stock purchase warrant (the “Common Warrant”), each issued to the Selling Stockholder in a private placement pursuant to that certain Securities Purchase Agreement, dated October 5, 2026, between the Company and the Selling Stockholder (the “Purchase Agreement”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is part of the Registration Statement.

In rendering these opinions, we have examined the Company’s Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, the Registration Statement, and the exhibits thereto, the Purchase Agreement, the Common Warrant, and resolutions of the Company’s Board of Directors relating to the issuance of the Shares, the Common Warrant and the Warrant Shares, as well as such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. With respect to the Warrant Shares, we have assumed that, at the time of exercise of the Common Warrant, the Company will have a sufficient number of authorized but unissued shares of Common Stock available for issuance.

Based upon the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Common Warrant in accordance with its terms, including, if applicable, payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

We are attorneys licensed to practice in the States of New York and New Jersey and, with your permission, for the purpose of issuing the opinions rendered herein, we have assumed that the laws of the State of Nevada are identical to the laws of the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP